Exhibit 10.65
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is dated as of the ___27___ day of March, 2009, by and among, Dover Saddlery, Inc., a Delaware corporation (“Dover DE”), Dover Saddlery, Inc., a Massachusetts corporation, Smith Brothers, Inc., a Texas corporation, Dover Saddlery Retail, Inc., a Massachusetts corporation, Old Dominion Enterprises, Inc., a Virginia corporation and Dover Saddlery Direct, Inc., a Massachusetts corporation (hereinafter, each with Dover DE, individually a “Borrower”, and collectively the “Borrowers”) and RBS Citizens, National Association, a national banking association, with a principal place of business at 875 Elm Street, Manchester, New Hampshire 03101 (hereinafter the “Lender”);
     WHEREAS, Borrowers and Lender are parties to a Loan and Security Agreement dated December 11, 2007 (the “Loan Agreement”) whereby, inter alia, the Borrowers borrowed up to Eighteen Million Dollars ($18,000,000.00) in the form of a revolving line of credit loan; and
     WHEREAS, the parties wish to amend the Loan Agreement to, inter alia, modify the financial covenants and decrease the Borrowers’ Availability under the Loan Agreement; and
     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties agree as follows:
1. DEFINITIONS.
     Any capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.
2. AMENDMENTS.
2.1 The first “WHEREAS” on page 1 is hereby amended and restated in its entirety to read as follows:
“WHEREAS, Borrowers wish to borrow from Lender the aggregate amount of up to Fourteen Million Dollars ($14,000,000.00), which aggregate amount shall be decreased to Thirteen Million Dollars ($13,000,000.00), effective June 30, 2010, on the terms and conditions referred to more particularly herein; and”
2.2 The definition of “EBITDA” on page 3 is hereby amended and restated in its entirety to read as follows:
“EBITDA” means earnings before interest, taxes, depreciation, amortization and other non-cash charges including goodwill impairment calculated in accordance with generally accepted accounting principles, consistently applied, provided, however for the period ending December 31, 2007, adding back to EBITDA the $700,000 expense recognized pursuant to the settlement of the so-called “GAH litigation”;

2.3 The definition of “Note” on page 5 is hereby amended and restated in its entirety to read as follows:
“Note” means the Revolving Credit Note from Borrowers to Lender, originally dated December 11, 2007, as amended by a First Amendment to Revolving Credit Note of even date hereof, in the original principal amount of up to Eighteen Million Dollars ($18,000,000.00), as reduced to Fourteen Million Dollars ($14,000,000.00), to be reduced to Thirteen Million Dollars ($13,000,000.00) effective June 30, 2010;”
2.4 Section 3.1. Section 3.1 is hereby amended and restated in its entirety to read as follows:
“3.1 Lender hereby establishes, for a period commencing the date hereof and expiring on the Maturity Date, a revolving line of credit in Borrowers’ favor in the amount of Borrowers’ Availability. As used in this Section 3, “Borrowers’ Availability” means an amount equal to Fourteen Million Dollars ($14,000,000.00), to be reduced by the face amount of any Letters of Credit issued by the Lender and/or its Affiliates. Effective June 30, 2010 the Borrowers’ Availability shall be reduced to Thirteen Million Dollars ($13,000,000.00) to be further reduced by the face amount of any Letters of Credit issued by the Lender and/or its Affiliates. All advances made by Lender under the Loan, shall be payable as provided in the Note which is incorporated hereby by reference;”
2.5 Section 3.9. Section 3.9 is hereby amended and restated in its entirety to read as follows:
3.9 So long as no Event of Default has occurred hereunder or no event, but for the passage of time or giving of notice would constitute and Event of Default and there is sufficient availability hereunder, and this Agreement has not been terminated by Lender, Borrowers may request from time to time and Lender shall issue Letters of Credit for the account of Borrowers in an amount not to exceed One Million Dollars ($1,000,000.00) in the aggregate (individually a “Letter of Credit”; collectively “Letters of Credit”); as set forth in Section 3.1, above, the Borrowers’ Availability means Fourteen Million Dollars ($14,000,000.00), reduced to Thirteen Million Dollars ($13,000,000.00) effective June 30, 2010, less the aggregate face amount of all such Letters of Credit and shall at no time cause Borrowers’ Availability to be exceeded hereunder. The expiry date of each Letter of Credit shall be no later than the Maturity Date. All documentation with respect to any Letters of Credit which Lender issues hereunder shall be in form and substance satisfactory to Lender and/or Lender’s international department. Any payment by Lender or Lender’s international department, pursuant to a Letter of Credit issued hereunder, shall be considered an advance under the Loan.
2.6 Section 7.9. Section 7.9 is hereby amended and restated in its entirety to read as follows:
“7.9 Borrowers shall, on a consolidated basis, observe the following financial covenants as and when tested hereunder:

     7.9.1 maintain a ratio of Funded Debt to EBITDA of not more than the following, which shall be tested and measured quarterly on a trailing four (4) quarter basis:
•	7.05:1.00 commencing with the measurement on March 31, 2009;

•	9.00:1.00 commencing with the measurement on June 30, 2009;

•	7.75:1.00 commencing with the measurement on September 30, 2009; and

•	5.25:1.00 commencing with the measurement on December 31, 2009

•	4.70:1.00 commencing with each quarterly measurement thereafter.
     7.9.2 maintain a ratio of Senior Funded Debt to EBITDA of not more than the following, which shall be tested and measured quarterly on a trailing four (4) quarter basis:
•	5.20:1.00 commencing with the measurement on March 31, 2009;

•	6.50:1.00 commencing with the measurement on June 30, 2009;

•	5.35:1.00 commencing with the measurement on September 30, 2009; and

•	3.50:1.00 commencing with the measurement on December 31, 2009 and each quarterly measurement thereafter.
     7.9.3 maintain a Fixed Charge Coverage Ratio of not less than the following, which shall be tested and measured quarterly on a trailing four (4) quarter basis:
•	.80:1.00 commencing with the measurement on March 31, 2009;

•	.60:1.00 commencing with the measurement on June 30, 2009;

•	.85:1.00 commencing with the measurement on September 30, 2009; and

•	.85:1.00 commencing with the measurement on December 31, 2009

•	1.05:1.00 commencing with each quarterly measurement thereafter.
     7.9.4 maintain a ratio of Current Assets to Current Liabilities of not less than the following, which shall be tested and measured quarterly:
•	1.20:1.00
     7.9.5 Maintain EBITDA of not less than the following, which shall be tested and measured quarterly:
•	($910,000.00) commencing with the measurement on March 31, 2009;

•	$ 305,000.00 commencing with the measurement on June 30, 2009

•	$1,005,000.00 commencing with the measurement on September 30, 2009; and

•	$1,815,000.00 commencing with the measurement on December 31, 2009. After this measurement there shall be no further minimum EBITDA covenant.
     2.7 Section 7.16. The last sentence of Section 7.16 is hereby amended and restated in its entirety to read as follows:
“In addition, Borrowers shall pay Lender an unused line fee equal to .25% on the daily unused amount of the Loan billed quarterly in arrears.”
     2.8 Section 9.7. Section 9.7 is hereby amended and restated in its entirety to read as follows:
“9.7 an assignment of the proceeds of a $2,000,000 key man life insurance policy on Stephen L. Day;”
3. CONDITIONS TO AMENDMENT.
     This Amendment is subject to the condition (in addition to all requirements of the Loan Agreement and all other Loan Documents, as they may be amended) that each of the following shall have been delivered or performed to the satisfaction of Lender:
     3.1 As of the date hereof, Borrowers shall make any and all payments necessary to reduce the amount outstanding on the Loan to Fourteen Million Dollars ($14,000,000.00); and on June 30, 2010 shall make any and all payments necessary to reduce the amount outstanding on the Loan to Thirteen Million Dollars ($13,000,000.00).
     3.2 Evidence that any and all financial covenants set forth in any Subordinated Debt documents be amended to, inter alia, reflect financial covenants no more restrictive than the covenants set forth in the amended Section 7.9 of the Loan Agreement. Said amendments to the Subordinated Debt documents to be in form and content acceptable to the Lender.
     3.3 Payment of a modification fee to Lender in the amount of $40,000.00, and a fee of $10,000.00 as contemplated by that certain letter of Lender to Stephen Day, dated March 20, 2009, inconsideration of the temporary waiver of certain covenants, as more particularly set forth in said letter.
     3.4 Review by the Lender of final audited financial statements evidencing no material change from the management report submitted March 11, 2009.
     3.5 Execution and/or delivery of those matters required to be furnished on the Closing Agendat attached hereto as Exhibit A.
     4. FEES AND EXPENSES.

     Borrowers will pay all of Lender’s costs and expenses incurred in preparation of this Amendment and the documents and instruments executed herewith.
     5. RATIFICATION.
     In all other respects, the Loan Agreement remains in full force and effect, and Borrowers agree to be bound thereby. Except as specifically amended herein, the terms and conditions of the Loan Agreement shall remain in full force and effect. Borrowers confirm and agree that the amendments contained herein shall in no way be construed as an obligation on the part of Lender to further amend or extend the Loan Agreement or any other Loan Documents. This Amendment is not a novation.
     6. REAFFIRMATION.
     Borrowers reaffirm each and every representation and warranty made by them in the Loan Agreement. Borrowers and Lender hereby agree and confirm that Borrowers have prior to this Amendment delivered to Lender the information and disclosures in accordance with the reporting requirements of the Loan Agreement.
     7. AUTHORITY.
     Borrowers warrant that it has full power and authority, and has taken all necessary corporate and other action and procured all necessary consents to execute and deliver this Amendment and perform its obligations hereunder.
     IN WITNESS WHEREOF, the parties have executed this Amendment the date and time first above written.
[PAGE ENDS HERE, SIGNATURE PAGE(S) TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf by the persons signing below who are thereunto duly authorized, as of the day and year first above-written.

BORROWERS:

DOVER SADDLERY, INC. (a Delaware Corporation)

/s/ Michael W. Bruns	By:	/s/ Stephen L. Day

Witness		Title: President

DOVER SADDLERY, INC. (a Massachusetts Corporation)

/s/ Michael W. Bruns	By:	/s/ Stephen L. Day

Witness		Title: Director

SMITH BROTHERS, INC.

/s/ Michael W. Bruns	By:	/s/ Stephen L. Day

Witness		Title: Director

DOVER SADDLERY RETAIL, INC.

/s/ Michael W. Bruns	By:	/s/ Stephen L. Day

Witness		Title: Director

OLD DOMINION ENTERPRISES, INC.

/s/ Michael W. Bruns	By:	/s/ Stephen L. Day

Witness		Title: Director

DOVER SADDLERY DIRECT, INC.

/s/ Michael W. Bruns	By:	/s/ Stephen L. Day

Witness		Name: Title: Director

LENDER:

RBS CITIZENS, NATIONAL ASSOCIATION

By:

Witness		Name: Title:

EXHIBIT A
Closing Agenda
RBS CITIZENS, NATIONAL ASSOCIATION
AMENDMENT OF LOANS TO
DOVER SADDLERY, INC. (DE), DOVER SADDLERY, INC. (MA), SMITH BROTHERS, INC., DOVER SADDLERY RETAIL,
INC., OLD DOMINION ENTERPRISES, INC. AND DOVER SADDLERY DIRECT, INC.
________________________, 2009

LENDER:	RBS Citizens, National Association (“Lender”)

LOAN OFFICER:	Lori Chandonnais

COUNSEL TO LENDER:	Sheehan Phinney Bass + Green, P.A. (“SPB+G”)

BORROWERS:	Dover Saddlery, Inc. (DE), Dover Saddlery Inc. (MA), Smith Brothers, Inc., Dover Saddlery Retail, Inc., Old Dominion Enterprises, Inc. and Dover Saddlery Direct, Inc.

COUNSEL TO BORROWERS:	Preti, Flaherty, Beliveau & Pachios (“Counsel”)

Responsible
		Party	Completed	Waived
1.	First Amendment to Loan and Security Agreement	(SPB+G )	( )	( )

2.	First Amendment to Revolving Credit Note	(SPB+G )	( )	( )

3.	Amended RSA 399-B Financial Disclosure Statement	(SPB+G )	( )	( )